                                                                    EXHIBIT 11


                               COMPUTATION OF PER SHARE EARNINGS




                                                             Year ended                         Nine-month period ended
                                                             December 31                             September 30
                                             ----------------------------------------------------------------------------
                                                1994           1995          1996              1996                1997
                                             ----------------------------------------------------------------------------
PRIMARY
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          6,606,003
    Assumed issuance of contingent shares            --             --            --                --             6,4776
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price(1)          426,346        426,346       426,346           426,346                 --
   Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price(1)                         270,832        270,832       270,832           270,832                 --
                                             ----------------------------------------------------------------------------
Total                                         5,979,543      5,979,543     5,979,543         5,979,543          6,670,779
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $(3,432,033)       $(1,349,625)
                                             ============================================================================

Per share loss                                   $(0.03)        $(0.21)       $(1.02)           $(0.57)            $(0.20)
                                             ============================================================================

FULLY DILUTED
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          6,606,003
    Assumed issuance of
      contingent shares                          79,805         79,805        79,805            79,805             64,776
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price(1)          426,346        426,346       426,346           426,346                 --
    Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price(1)                         270,832        270,832       270,832           270,832                 --
                                             ----------------------------------------------------------------------------
Total                                         6,059,348      6,059,348     6,059,348         6,059,348          6,670,779
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $(3,432,033)       $(1,349,625)
                                             ============================================================================
                                                 $(0.03)        $(0.20)       $(1.01)           $(0.57)            $(0.20)
Per share loss                               ============================================================================

(1) For 1994 through 1996 and average market price for 1997